Exhibit 10.1

May 5, 2003

Geerlings & Wade, Inc.

960 Turnpike Street

Canton, MA 02021

Gentlemen:

Reference is made to that certain Credit Agreement dated as of February 24, 2003 among Geerlings & Wade, Inc. (the “Company”) and John M. Connors, Jr., James C. Curvey, John J. Remondi, Gordon Romer and Robert L. Webb as Lenders (as amended, restated, supplemented and otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein but without definition shall have the meanings ascribed to such terms in the Credit Agreement.

The Company has advised the Lenders that an Event of Default is in existence under Section 8.1.2 of the Credit Agreement as a result of the Company’s breach of the EBIT covenant contained in Section 6.8 of the Credit Agreement for the month of February, 2003 (the “February Event of Default”). Further, the Company has advised the Lenders that an Event of Default is in existence under Section 8.1.2 of the Credit Agreement as a result of the Company’s breach of each of the Current Ratio covenant contained in Section 6.6 of the Credit Agreement, the Quick Ratio covenant contained in Section 6.7 of the Credit Agreement and the EBIT covenant contained in Section 6.8 of the Credit Agreement for the month of March, 2003 (together with the February Event of Default, the “Existing Events of Default”).

The Company has requested that (i) the Lenders waive the Existing Events of Default and (ii) the Lenders waive the requirement that the Company comply with the Current Ratio covenant contained in Section 6.6 of the Credit Agreement, the Quick Ratio covenant contained in Section 6.7 of the Credit Agreement and the EBIT covenant contained in Section 6.8 of the Credit Agreement for each of the months of April, 2003 and May, 2003.

The undersigned Lenders hereby (i) waive the Existing Events of Default caused by the Company’s failure to comply with Section 6.8 of the Credit Agreement for the month of February, 2003 and Sections 6.6, 6.7 and 6.8 of the Credit Agreement for the month of March, 2003 and (ii) waive the requirement that the Company comply with Sections 6.6, 6.7 and 6.8 of the Credit Agreement for each of the months of April, 2003 and May, 2003.

Except to the extent specifically described herein, this letter shall not constitute a waiver by the Lenders of any provisions of the Credit Agreement or any of the other Credit Documents, and the waivers contained herein shall not be construed as a waiver of any right or remedy on any future occasion.

Sincerely,

/s/ JOHN M. CONNORS, JR.
John M. Connors, Jr.

/s/ JAMES C. CURVEY
James C. Curvey

/s/ JOHN J. REMONDI
John J. Remondi

/s/ GORDON ROMER
Gordon Romer

/s/ ROBERT L. WEBB
Robert L. Webb

Acknowledged and Agreed:

GEERLINGS & WADE, INC.

By:	/s/ HUIB E. GEERLINGS
Name:	Huib E. Geerlings
Title:	Chief Executive Officer

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